UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

NATURALSHRIMP INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54030	74-3262176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 N Federal Hwy Suite 200, Boca Raton, FL 33432

(Address of principal executive offices) (Zip Code)

(561) 716-0684

(Registrant’s telephone number, including area code)

NATURALSHRIMP INCORPORATED

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed on March 30, 2026 under the Company’s former name (the “Original Form 8-K”). It amends and supplements the disclosure under Items 1.01 and 3.02 concerning the March 17, 2026, Intellectual Property Acquisition and Management Transition Agreement (the “Original Agreement”), corrects the registrant’s legal name, and adds Item 5.03. Except as stated in this amendment, the Original Form 8-K remains unchanged.

Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2026, NaturalShrimp Inc. (“the Company”), Hydrenesis, Inc. (“Hydrenesis”), and David Antelo (“Mr. Antelo”) entered into a First Amendment to the Intellectual Property Acquisition and Management Transition Agreement and Amended and Restated Perpetual Field-of-Use License Terms (the “Amendment”). Mr. Antelo is the Company’s Chief Executive Officer, Chief Financial Officer and sole director and the Chief Executive Officer of Hydrenesis. Former Company officers Gerald Easterling, Thomas Untermeyer, and William Delgado also executed the Amendment in their individual capacities to acknowledge the revised transaction structure, and not as current officers, directors, or representatives of the Company.

The amendment confirms that the intellectual property transfer contemplated by the original agreement did not occur. Instead, effective June 25, 2026, Hydrenesis granted the Company a perpetual, worldwide, exclusive, and sublicensable license to use and commercialize the licensed technology in aquaculture and related fields.

As part of the amended agreement, the Company will own any improvements it develops within the licensed field, subject to Hydrenesis’s continued ownership of the underlying licensed technology. The license may be terminated only for a material uncured breach after the notice and cure periods stated in the Amendment and is intended to survive specified Company reorganizations, financing, changes in control, and asset sales. Qualifying sublicenses granted before any termination are preserved on the terms stated in the Amendment.

Subject to the terms of the Amendment, the Company agreed to issue Series P preferred stock representing 10% economic ownership to Mr. Antelo and Series P-2 preferred stock representing 15% economic ownership to Hydrenesis each calculated on a fully diluted, as converted basis. Any equity issued to Hydrenesis will constitute consideration for the license, continuing technical and commercialization support, and the conversion, restructuring, settlement, or release of the Company’s outstanding indebtedness to Hydrenesis as applicable.

In addition to the initial consideration discussed in the paragraph above, additional preferred shares may be earned (by Mr. Antelo and Hydrenesis) upon achievement of specified milestones intended to reflect meaningful progress in the Company’s corporate and market readiness, strategic development, commercialization, and financial performance. If all milestones are achieved, Mr. Antelo and Hydrenesis would hold combined economic ownership of 65% of the Company (on an as-converted basis).

The parties also waived the closing condition requiring the Company’s remaining liabilities to be reduced to $1,000,000 or less. The waiver did not release, settle, or modify any Company liability. As of June 25, 2026, the preferred shares had not been issued, and the indebtedness owed to Hydrenesis had not been converted, settled, or released.

The Amendment does not modify the governance transition previously disclosed by the Company.

The foregoing summary is qualified in its entirety by the Amendment, filed as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01, the Amendment revised the terms of the Series P and Series P-2 Preferred Stock issuances contemplated by the Original Agreement. Subject to the final capitalization schedule, applicable law, required corporate approvals, and the filing and effectiveness of the applicable certificates of designation, the Company agreed to issue Series P Preferred Stock to Mr. Antelo and Series P-2 Preferred Stock to Hydrenesis. As of the date of this report, the applicable certificates of designation had not been filed and no shares of either series had been issued. Any securities issued under the Amendment will be restricted securities issued in reliance upon an available exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 11, 2026, the Company amended its Articles of Incorporation to change its legal name from NaturalShrimp Incorporated to BlueFuture Aquatics, Inc.

The Company has not submitted the name change to FINRA. It intends to notify FINRA of the name change and request a new trading symbol. Until FINRA processes the requested changes, the OTC market name remains NaturalShrimp Incorporated and the trading symbol remains SHMP. The Articles of Amendment are filed as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment changing the Company’s legal name from NaturalShrimp Incorporated to BlueFuture Aquatics, Inc., effective February 11, 2026 (filed herewith).
10.1	First Amendment to Intellectual Property Acquisition and Management Transition Agreement and Amended and Restated Perpetual Field-of-Use License Terms, dated June 25, 2026 (filed herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2026	NaturalShrimp Incorporated

	By:	/s/ David Antelo
David Antelo Chief Executive Officer

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